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                                                                  EXHIBIT 4-D-12

                               OTTER TAIL POWER COMPANY

                    Officer's Certificate and Authentication Order


         Pursuant to the Indenture (For Unsecured Debt Securities) dated as of November 1, 1997 (the "Indenture") between OTTER TAIL POWER COMPANY (the "Company") and First Trust National Association, as trustee (the "Trustee"), and resolutions adopted by the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company on July 15, 1996 and November 18, 1997, respectively, this Officer's Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of
Section 102 of the Indenture.

         Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

         A. ESTABLISHMENT OF SERIES PURSUANT TO SECTION 301 OF THE INDENTURE. There is hereby established, pursuant to Section 301 of the Indenture, a series of Securities which shall have the following terms (the lettered clauses set forth below correspond to the lettered subsections of Section 301 of the Indenture):

         (a) The series of Securities hereby being authorized shall bear the title "Senior Debentures, 6.375% Series Due 2007" (referred to herein as the "Debentures").

         (b) The aggregate principal amount of Debentures which may be authenticated and delivered under the Indenture (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 406 or 1206 thereof and, except for any Debentures which, pursuant to
    Section 303 thereof, are deemed never to have been authenticated and delivered thereunder) shall be limited to $50,000,000.

         (c) Each installment of interest on a Debenture shall be payable to the Person in whose name such Debenture is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 and November 15 (whether or not a Business Day), as the case may be, next preceding the relevant Interest Payment Date for the Debentures. Any installment of interest on a Debenture not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record


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    Date, and may either be paid to the Person in whose name the Debenture is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of the Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, or any book-entry system which may be applicable to the Debentures and upon such notice as may be required by such exchange or system, all as more fully provided in the Indenture.

         (d) The Debentures shall mature and the principal thereof shall be due and payable on December 1, 2007, together with all accrued and unpaid interest thereon to, but not including, such date.

         (e) The Debentures shall bear interest from the date of original issuance (which is anticipated to be November 21, 1997) at the rate of 6.375% per annum payable semi-annually in arrears on June 1 and December 1 of each year commencing June 1, 1998. The amount of interest payable for any such period will be computed on the basis of a 360-day year consisting of twelve 30-day months and on the basis of the actual number of days elapsed within any month in relation to the deemed 30 days of such month. Interest on the Debentures will accrue from the date of original issuance or from the most recent Interest Payment Date to which interest has been paid or provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date.

         (f) The principal of and each installment of interest on each Debenture that is not a global Security shall be payable, and registration of transfer and exchanges of such Debentures may be effected, at the corporate trust office of the Trustee in New York, New York; provided, however, that interest shall be paid, at the option of the Company, either
    (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register. Payment of principal of and interest on each Debenture represented by a global Security shall be made in immediately available funds to The Depository Trust Company ("DTC") or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Debentures represented thereby for all purposes under the Indenture.


                                          2

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    Notices and demands to or upon the Company with respect to the Debentures and the Indenture may be served at the Corporate Trust Office of the Trustee or at the Company at the address of its principal office specified in the Indenture. The Trustee will initially be the Paying Agent and the Security Registrar for the Debentures.

         (g) The Debentures shall not be redeemable at the option of the Company prior to their Stated Maturity.

         (h) There are no sinking fund or mandatory redemption provisions applicable to the Debentures, and the Company will not be subject to any obligation to redeem or repurchase the Debentures at the option of a Holder.

         (r) The Debentures will be originally issued in global form registered in the name of DTC or its nominee and will, unless and until the Debentures are exchanged in whole or in part for certificated Debentures registered in the names of various beneficial holders thereof, contain restrictions on transfer, substantially as described in the form of Debentures, attached hereto as Exhibit A. A global Debenture shall be exchangeable for certificated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global Debenture and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global Debenture shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Debentures. Any global Debenture that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificated Debentures registered in such names as DTC shall direct.

         (v) The Debentures shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto.

         B. ESTABLISHMENT OF FORM OF DEBENTURE PURSUANT TO SECTION 201 OF THE INDENTURE. It is hereby established pursuant to Section 201 of the Indenture that the Debentures shall be substantially in the form attached as Exhibit A hereto.

         C. ORDER FOR THE AUTHENTICATION AND DELIVERY OF DEBT SECURITIES PURSUANT TO SECTION 303 OF THE INDENTURE. It is hereby ordered pursuant to Section303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, one Debenture in the aggregate principal amount of $50,000,000 registered in the name of Cede & Co., which Debenture has been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Debenture to or upon the order of A.G. Edwards & Sons, Inc. on November 21, 1997.

         The undersigned has read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned has examined the resolutions adopted by the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company on July 15, 1996 and November 18, 1997, respectively. In the opinion of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of a series of Securities pursuant to Section 301 of the Indenture, (ii) the establishment of forms of such Securities pursuant to Section 201 of the Indenture and (iii) the authentication of such series of Securities pursuant to Section 303 of the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

Dated:  November 18, 1997.

                                  OTTER TAIL POWER COMPANY



                                  By    /s/ Andrew E. Anderson
                                    ------------------------------
                                       Andrew E. Anderson
                                       Vice President, Finance
                                         and Treasurer

                                                                       EXHIBIT A

         [If the Debentures are to be issued in book-entry form, insert the following legend -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                               OTTER TAIL POWER COMPANY

                       Senior Debenture, 6.375% Series Due 2007

                                       NO. R-_
                                                           $___________
                                                 USIP NO. 689648AL7



         OTTER TAIL POWER COMPANY, a corporation duly organized and existing under the laws of Minnesota (herein called the "Company," which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of ____________________________ United States Dollars ($___________) on December
1, 2007, and to pay interest thereon from November 21, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 1998, at the rate of 6.375% per annum, to, but not including, the date on which the principal hereof is paid or made available for payment. The amount of interest payable for any period will be computed on the basis of twelve, 30-day months and a 360-day year. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 and November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Debentures of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Debenture may be listed, or any book-entry system which may be applicable to this Debenture, and upon such notice as may be required by such exchange or system, all as more fully provided in said Indenture.

         Payment of the principal of and interest on any Debenture (that is not a global Debenture) will be made at the corporate trust office of the Trustee in New York, New York; provided, however, that interest shall be paid, at the option of the Company, either (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register. Payment of principal of and interest on any Global Debenture will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder of the global Debenture for
all purposes under the Indenture.   Payment of the principal of and interest on
this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Additional provisions at this Debenture are continued below and such provisions have the same effect as though fully if set forth in this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:     _________________                OTTER TAIL POWER COMPANY



[SEAL]                                      By
                                               Title:

Attest:

----------------------------------------
Title:












                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION


    This is one of the Debentures of the series designated herein referred to in the within mentioned Indenture.


                                            FIRST TRUST NATIONAL
                                                 ASSOCIATION, Trustee


                                            By
                                               Authorized Signatory

                               OTTER TAIL POWER COMPANY

                      Senior Debentures, 6.375% Series Due 2007



         This Debenture is one of a duly authorized issue of Securities of the Company (such issue of Securities being herein called the "Debentures") issued under an Indenture (For Unsecured Debt Securities) dated as of November 1, 1997 (herein called the "Indenture") between First Trust National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and Officer's Certificate and Authentication Order filed with the Trustee on November 21, 1997 creating the series designated herein reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

         The Debentures are not subject to redemption.

         If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions for satisfaction and discharge at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of Holders of not less than a majority in principal amount of the Securities of all series then Outstanding under the Indenture (including the Debentures), considered as one class, to modify the Indenture in a manner affecting the rights of the Holders of the Debentures; PROVIDED, that no such modification may, without the consent of the Holder of each Outstanding Debenture, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property), in which the Debentures or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debenture or (ii) reduce the percentage in principal amount of the Outstanding Debentures, the consent of the Holders of which is required for any such modification, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or of any default thereunder and its consequences, or reduce the requirements of the Indenture for quorum or voting. The Indenture also contains provisions permitting Holders of a majority in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debentures issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, places and rate, and in the coin or currency, herein prescribed.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Debentures, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; PROVIDED, HOWEVER, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Debenture on or after the respective due dates expressed herein.

         As provided in the Indenture and subject to certain limitations (including, if this Debenture is a global Debenture, the limitations set forth above) therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the New York, New York maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Any payment on this Debenture due on any day which is not a Business Day in New York, New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, and no interest shall accrue for the period from and after such date, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such due date.

         Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Debentures are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations (including, if this Debenture is a global Debenture, the limitations set forth above) therein set forth, Debentures are exchangeable for a like aggregate principal amount of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                                    ABBREVIATIONS

         The following abbreviations, when used in this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

              TEN COM - as tenants in common

              TEN ENT - as tenants by the entireties

              JT TEN -  as joint tenants with right of
                             survivorship and not as tenants
                             in common

              UNIF GIFT MIN ACT -_______________ Custodian _______________
                                            (Cust)                     (Minor)
                         under Uniform Gifts to Minors Act


                        ------------------------------------------
                                          (State)

                      Additional abbreviations may also be used
                            though not in the above list.


                                          ----------------------------------

                                      ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

___________________________________
___________________________________





                     (Please Print or Typewrite Name and Address,
                       Including Postal Zip Code, of Assignee)


the within Debenture and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:___________________________
Signature Guaranteed

__________________________________

_____________________________
                                       NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatsoever and must be guaranteed by a member of the Medallion Signature Program.